UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VITACOST.COM, INC.

(Name of Registrant as Specified in its Charter)

GREAT HILL INVESTORS, LLC

GREAT HILL EQUITY PARTNERS III, L.P.

GREAT HILL EQUITY PARTNERS IV, L.P.

CHRISTOPHER S. GAFFNEY

MICHAEL A. KUMIN

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Case for Change at Vitacost.com, Inc. (NASDAQ: VITC) * * * * * * * * * * * * * * * * * * * * * * * *

Executive Summary
On March 23, 2010, Great Hill Equity Partners IV, LP and certain of its affiliates (“Great Hill”) acquired 5.4 million shares of common stock of Vitacost.com, Inc. (the “Company” or “Vitacost”), amounting to a 19.7% stake. Great Hill purchased the shares at a price of $11.25 per share through three separately negotiated transactions, allowing the
Company’s co-founder and former CEO, as well as two other shareholders, to divest their stake in Vitacost
Great Hill is:
– Two investment professionals employed by Great Hill with collectively over 35 years of experience creating equity value for growth-oriented investors, particularly in the eCommerce, direct marketing and
Internet sectors; and
– Two candidates with significant CEO- and Chairman of the Board-level experience operating and growing
Internet companies
Our nominees will seek to enhance the Company’s management oversight,
Board-level effectiveness, and corporate governance practices to improve operational performance and enhance shareholder value
• Soliciting consents in favor of the removal of four existing directors and the appointment of four new, highly-
qualified candidates to Vitacost’s Board of Directors
• Proposing a number of voluntary self-restrictions, in addition to the restrictions that already prohibit an acquisition of Vitacost by Great Hill without a supermajority vote of Vitacost’s outstanding stock (through March
2013), to demonstrate Great Hill’s clear alignment with fellow shareholders and to remove any concern that
Great Hill is attempting to acquire Vitacost without paying a control premium

Why Vitacost needs better strategic oversight
Operational underperformance since going public
• Manufacturing problem in Q1 2010 during the Company’s seasonally strongest quarter and only months after the IPO (1,2)
• Inability to manage shipping logistics / costs (split-shipping items to customers) (3)
• Significantly higher incidences of back-order volume vs. historical norms (2)
• Mix shift away from high-margin proprietary products to third-party branded products (3)
High turnover in the critically important yet underperforming manufacturing department
• Eigerwand Bjornstad, Vice President of Manufacturing, resigned in December 2009; Company announced hiring of John Young, Director of Manufacturing, on
January 5, 2010 and terminated his employment shortly thereafter
• No replacement found to date; CEO, who has no manufacturing experience, now directly responsible for Vitacost’s vital manufacturing operations
Poor Board-level governance to date
• Current members of the Board of Directors lack any relevant prior public company director experience and have no direct experience operating Internet,
eCommerce or direct marketing businesses
• Board of Directors approved the adoption of a shareholder rights plan (“poison pill”) on March 24, 2010 without seeking shareholder approval and will not submit it for shareholder approval until 2012 at the earliest, if at all
Company over-promised and under-delivered
• Communicated a “growth strategy” (4) to market prior to IPO, then subsequently issued revenue guidance for Q4 2009 that implied flat quarter-over-quarter growth
• Raised outlook for Q1 2010 and then reduced outlook only 2 months later
– Revised Q1 2010 outlook to $57.0-$57.5 million in revenue and $0.08-$0.09 in EPS from $58.0-$60.0 million and $0.14-$0.15, respectively
– Revised FY 2010 outlook to $235-$245 million in revenue and $0.40-$0.50 in EPS from $245-$255 million and $0.56-$0.63, respectively
The results speak for themselves
This is a critical year for Vitacost as it is in the middle of a plan to expand and further automate a distribution center, expand its SKU count by almost 3x and bring more proprietary production in-house.
(5)
Vitacost needs an experienced Board of Directors capable of helping management execute on its strategic and operational plans
(1) Benchmark Capital, April 21, 2010
(2) Needham & Company, April 21, 2010
(3) Roth Capital Partners, April 21, 2010
(4) Vitacost.com, Inc. Prospectus, September 23, 2009
(5) Jefferies & Company, Inc., April 21, 2010

vitacost.com	blue nile	drugstore.com the uncommon drugstore

GREAT HILL PARTNERS

Relative to the Boards of Directors at comparable companies, Vitacost’s
Board lacks relevant experience
Total Board Members 7 8 6
Prior public or private company Board
experience
0.0%
(0 of 7)
87.5%
(7 of 8)
100.0%
(6 of 6)
Prior eCommerce experience
0.0%
(0 of 7)
62.5%
(5 of 8)
83.3%
(5 of 6)
Prior marketing experience
0.0%
(0 of 7)
37.5%
(3 of 8)
16.7%
(1 of 6)
Source: SEC filings for Vitacost.com, Inc., Blue Nile, Inc. and drugstore.com, inc.
Note: Percentages reflect number of Board Members that fulfill the appropriate qualification
REPRESENTATIVE EXAMPLES

Closing Share Price ($)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Sep-09
Oct-09
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10
Apr-10
May-10

GREAT HILL PARTNERS

Stock price performance since IPO
Note: Data from September 24, 2009 to May 24, 2010
November 4, 2009: Issued
Q4 2009 revenue guidance
of $48.0-$49.0 million,
implying flat growth on a
sequential basis
February 18, 2010:
Provided strong Q1
2010 and FY 2010
guidance
March 24, 2010:
Board of Directors
approved the
adoption of
“poison pill”
April 21, 2010: Revised
Q1 2010 and FY 2010
guidance significantly
downward

Consent solicitation
Vitacost shareholders are permitted to act by written consent
Great Hill is asking shareholders to consent to the following proposals:
• Proposal 1: amend Vitacost’s bylaws to allow shareholders to fill vacancies on the Board
• Proposal 2: remove four current directors (Eran Ezra, Stewart L. Gitler, David N. Ilfeld and Lawrence A. Pabst)
• Proposal 3: elect Great Hill’s four nominees (Christopher S. Gaffney, Mark A. Jung, Michael A. Kumin and Jeffrey M. Stibel)
Proposal 2 and Proposal 3 are contingent upon the adoption of Proposal 1
Under Delaware law, each Proposal will become effective when written consents from shareholders holding a majority of the outstanding shares (approximately 13.8 million shares) are delivered to the Company
Great Hill has 60 days from the date of the earliest dated consent to deliver sufficient consents
Consents must be signed and dated to be valid

Great Hill’s nominees for Vitacost’s Board of Directors
(1) Assumes total invested capital of ~$150 million and total return to shareholders of ~$650 million
(2) From July 28, 2005, the date on which Mr. Stibel was hired by Interland, until September 30, 2009, the date on which he resigned from Web.com Group, Inc.
respectively; sold company to News Corp. for $650 million, creating $500 million of value in 24 months
(1)
capitalization increased approximately 400% under his management
(2)
; Web.com, Inc. (NASDAQ: WWWW), which was
Christopher Gaffney
•
Co-Founder and Managing Partner, Great Hill Partners
•
Private equity investor since 1986; over 20 years experience
•
Has delivered approximately $1 billion in sales proceeds to investors on Internet sector investments since 2005, specifically
•
Current Board participation: LECG Corporation (NASDAQ: XPRT); Jobing, Inc.; Central Security Group, Inc.; and Dental
Economics, LLC
•
Has served on boards of over 25 public and private companies to date, including BuscaPé.com, Inc., IGN Entertainment, Inc.
and SmartMail, LLC
Mark Jung
•
Prior CEO of VUDU, Inc., a digital technology and services provider; subsequently acquired by Wal-Mart Stores Inc.
•
Prior CEO of IGN Entertainment, Inc. where he helped to grow revenue and EBITDA approximately 300% and 1,000%,
•
Current board participation: Pioneers of the Inevitable (dba Songbird) (open-source customizable music player); Playhaven
(mobile gaming community); 3PAR (NYSE: PAR) (computer information storage manufacturer); and Metacafe (online short-
form original content video site)
Michael Kumin
•
Partner, Great Hill Partners; private equity investor with over 11 years experience
•
Has delivered approximately $1 billion in sales proceeds to investors on Internet sector investments since 2005, specifically
•
Formerly with Apollo Management, a $10 billion private investment partnership, and Goldman Sachs
•
Current board participation: Spark Networks, Inc. (online consumer subscription services company; AMEX: LOV); Evolve
Media (privately held online consumer media services company); and Jobing, Inc. (provider of online recruitment services)
•
Former Board member of BuscaPé.com, Inc. and IGN Entertainment, Inc.
Jeffrey Stibel
•
Senior executive-level experience at numerous public companies, including Interland (NASDAQ: INLD), where market acquired by Website Pros (NASDAQ: WSPI) for $127 million; and United Online (NASDAQ: UNTD), where revenue grew approximately 700% during his tenure
•
Founded and subsequently sold Simpli.com, a search engine marketing company, to NetZero for $24 million
•
Current board participation: Autobytel (NASDAQ: ABTL); BrainGate; The Search Agency; and EdgeCast Networks, Inc.

Great Hill’s nominees will seek to:
Ensure that Vitacost’s growth and expansion plans are effectively implemented by management
• Further automate distribution centers
• Expand SKU count
• Manufacture a higher proportion of products in-house
• Integrate ERP system with existing software infrastructure
• Identify new key leadership to manage critical manufacturing function
• Maintain existing customer relationships and optimize new customer acquisition through targeted direct marketing campaigns
Provide management with appropriate Board-level input going forward, leveraging the nominees’ expertise
• Great Hill’s nominees have relevant experience operating, managing and advising private and publicly-traded
eCommerce, direct marketing, and branded consumer retail businesses
• Great Hill’s nominees have a strong track record of building strategic assets through organic growth initiatives and accretive acquisitions, driving improved operating performance, both in terms of revenue growth and profitability, and ultimately creating shareholder value
Redeem the Company’s poison pill
• Prevents long-term, growth-oriented investors such as Great Hill from purchasing additional shares to support the stock

Great Hill is not seeking control of Vitacost
Great Hill is subject to Delaware’s “interested stockholder” statute (DGCL Section 203)
Upon the election of Great Hill’s four nominees to the Board of Directors, Great Hill will voluntarily enter into a standstill agreement with the following provisions:
Voting Restriction:
Affiliate Transactions:
Great Hill only wants to be a partner with Vitacost, its management and its shareholders to grow Vitacost and to enhance value for all shareholders
• Until March 23, 2013, Great Hill cannot acquire Vitacost without the approval of Vitacost’s Board and
66²/3%
of
the outstanding stock which is not owned by Great Hill
• Non-waivable; Great Hill has no ability to render these restrictions inapplicable
• For three years, if Great Hill acquires more than 30% of Vitacost’s stock, Great Hill will agree to vote all shares in excess of such amount in proportion to the votes cast by those shareholders not affiliated with Great Hill
• Great Hill will agree to an indefinite prohibition against affiliate transactions unless approved by a majority of
Vitacost’s independent board members, excluding those nominated by Great Hill

Profile of Great Hill Partners
About Great Hill Partners
Overview
Boston-based private equity firm
$2.7 billion under management
20 investment professionals
Long-term, growth oriented
Research driven strategy
Target Investment Size
$50-$150 million in equity
Areas of Focus
Business Services
Consumer Services
eCommerce
Education
Financial Services
Financial Technology
Healthcare
Internet
Logistics
Media/Communications
Online Services
Software
Technology Services
Transaction Processing
Deal Characteristics
Market or niche leader
Recurring revenue
Operating leverage
Experienced management
Transaction Types
Growth Equity
Recapitalizations
Consolidations
Buyouts
Great Hill Partners Funds
2008 Great Hill Equity Partners IV, LP $1.1 billion
2006 Great Hill Equity Partners III, LP $750 million
2001 Great Hill Equity Partners II, LP $460 million
1999 Great Hill Equity Partners, LP $330 million
Representative Investments
Experience
80+ Portfolio Company Investments
$5B+ Raised in 100+ Debt Transactions
250+ Consolidating Acquisitions
BillMatrix Corporation Latisys Corp.
BuscaPé.com, Inc.* Passport Health
CAM Commerce Solutions PayChoice
Custom House Prommis Solutions
Global Tower Partners SmartMail, LLC*
GMT Group SecureWorks, Inc.
IGN Entertainment, Inc.* Spark Networks
Jobing, Inc. *details follow

Great Hill Partners’ Representative Past Investments: BuscaPé.com, Inc.
Latin American online
comparison shopping
Acquired by
Naspers Limited
$374,000,000
• BuscaPé.com, Inc., (“BuscaPé.com”) founded in 1999 in São Paulo, is the leading
eCommerce platform in Latin America, providing online comparison shopping services, free classifieds, lead generation, electronic payments, eCommerce anti-fraud solutions and market research
• Great Hill invested in BuscaPé.com in December 2005 and Board members Michael
Kumin and Christopher Gaffney helped the company to capitalize on and to extend its leading brand in Brazil through organic growth and acquisitions, enabling the company to increase revenue over 400%
- Positioned BuscaPé.com to acquire its leading competitor, Bondfaro
- Extended the company’s leadership across Latin America through the introduction of local shopping sites in Argentina, Chile, Colombia and Mexico
- Broadened portfolio of services to include, among others, QueBarato, the leading free-classifieds network in Latin America; Lomadee, an affiliate advertising network; Pagamento Digital, a provider of electronic payments solutions; and eBit, an eCommerce research business
- Augmented management team by filling open positions with select senior hires
(CFO, COO and VP of Financial Services, among others)
• Based on the strength of BuscaPé.com’s competitive positioning in Latin America,
Naspers Limited (JSE: NPN; LSE: NPSN), the global media conglomerate, acquired the
Company for $374 million in September 2009.  Great Hill netted a cash-on-cash return of approximately 7.8x and an internal rate of return of more than 70%

Great Hill Partners’ Representative Past Investments: IGN Entertainment, Inc.
Online destination for
video game enthusiasts
Acquired by
News Corporation
$650,000,000
• IGN Entertainment, Inc. (“IGN”) is the Internet's leading information, entertainment and
eCommerce destination for video game enthusiasts, providing both free and paid content and services
• Great Hill invested in IGN in August 2003, and Board members Michael Kumin and
Christopher Gaffney helped the company to capitalize on its position as a leader in a niche online sector and to serve as a platform for accretive acquisitions
- Investment positioned IGN to acquire its primary competitor, GameSpy, as well as a number of other strategic online brands, including Rotten Tomatoes, an online destination for movie enthusiasts, and AskMen.com, a leading male lifestyle website
- Launched Direct-to-Drive, the company’s fast-growing eCommerce website
- Increased scale with continued profitability enhancement
- Augmented management team with select senior hires (CFO, President and VP of
Business Development, among others)
• During Great Hill’s two year investment, revenue and EBITDA grew approximately 300%
and 1,000%, respectively
• News Corp. pre-empted an imminent IPO with the acquisition of the business for $650 million
• The $650 million sale resulted in over $500 million of value creation in just 24 months for shareholders, including Great Hill, the company’s lead shareholder.
Great Hill realized a cash-on-cash return of approximately 10.5x and an internal rate of return of approximately 230%

Great Hill Partners’ Representative Past Investments: SmartMail, LLC
Delivery network
for small parcels
Acquired by
Deutsche Post
Global Mail USA
$390,000,000
• SmartMail, LLC (“SmartMail”) is a leading provider of expedited shipping services for lightweight packages (less than 5 lbs.) and flat-sized mail. The company's logistics services allow business shippers to save up to 75% relative to comparable USPS and
UPS shipping rates
• Great Hill invested in SmartMail in August 1999 and Board member Christopher Gaffney supported the management team as it went to work implementing the vision of building a national shipping network, recruiting management, implementing logistics systems, and opening new locations
- Developed new service offerings, including deferred shipping, parcel delivery and international shipping
- Expanded the size and enhanced the quality of the salesforce
- Augmented management team with select senior hires (EVP of Sales and
Marketing and EVP of Operations, among others)
- Positioned the company to acquire the number two player in the market,
DropShip, which solidified SmartMail as the market leader in its sector
• During Great Hill’s investment period, revenue and EBITDA increased approximately
300% and 2,500%, respectively, attracting the attention of Wall Street and strategic acquirors
• SmartMail was positioned for an IPO in May 2004 before Deutsche Post USA (DHL)
acquired the business for $390 million, resulting in a cash-on-cash return of approximately 8.3x and an internal rate of return of approximately 59% for Great
Hill

History of Great Hill’s involvement with Vitacost
•
Great Hill had several discussions with the management team of Vitacost and completed substantial due diligence of the
Company in early-2008 when the Company was exploring a potential recapitalization and funding of an initial manufacturing in-sourcing initiative
•
Great Hill continued to track the Company’s progress through its IPO in September 2009
•
Subsequently met with Company management to evaluate potential opportunities to purchase shares from a number of large inside shareholders and smaller investors
•
Great Hill engaged Wayne Gorsek, co-founder of Vitacost, in late-January 2010 regarding the potential sale of his ~17%
stake in the Company; Great Hill subsequently identified two additional shareholders interested in liquidating their positions
•
Great Hill engaged in a series of discussions with Vitacost management and select Board members detailing ways in which
Great Hill could work with the Company to effectuate a large block purchase of secondary shares and participate on the Company’s Board of Directors.  These conversations did not result in any agreement on how to structure a transaction
•
On March 23, 2010, Great Hill acquired a 19.7% ownership stake in Vitacost from three selling shareholders, including
Wayne Gorsek; as part of transaction, Great Hill received a perpetual release and standstill from Mr. Gorsek that protects the
Company
•
On March 24, 2010, Vitacost announced that its Board of Directors approved the adoption of a poison pill; subsequently, on
March 25, 2010, Michael Kumin had a conversation with Vitacost’s CEO to discuss Great Hill’s surprise and disappointment with the Board of Directors’ decision to adopt a poison pill and not engage in any conversations with Great Hill
•
On April 20, 2010, after a series of requests by Great Hill to engage with the Company, Michael Kumin and Christopher
Gaffney met with Ira Kerker and Stewart Gitler to discuss the Company’s poison pill, the issues surrounding the Company’s revised downward guidance for Q1 2010 and FY 2010 and Great Hill’s interest in enhancing the current Board of Directors;
since that meeting, the Company has been largely unresponsive to Great Hill’s attempts to discuss significant Board representation
•
Great Hill would have preferred a consensual resolution to our concerns, but after being rebuffed by Vitacost on multiple occasions, we felt it necessary to take action to protect our investment

($ in millions)
Company
Share
Price
(1)
Market
Capitalization Firm Value
CY2009A-10E
Revenue
Growth (%)
(2)
CY2010E
EBITDA
(2)
Firm Value /
CY2010E EBITDA
Amazon $122.12 $54,425.4 $50,091.8 35.0% $2,598.0 19.3x
Vistaprint $44.71 $1,955.5 $1,860.5 25.5% $156.6 11.9x
Blue Nile $47.11 $683.3 $659.9 15.2% $32.4 20.4x
Vitamin Shoppe $23.44 $632.4 $777.0 10.3% $79.1 9.8x
Drugstore.com $3.16 $334.3 $318.4 16.3% $18.0 17.7x
Median $683.3 $777.0 16.3% $79.1 17.7x
Average $11,606.2 $10,741.5 20.5% $576.8 15.8x
Vitacost $9.59 $263.6 $237.4 23.7% $26.6 8.9x
The “opportunity cost” of shareholder inaction
“While we continue to believe VITC is well positioned and its business model is sound, our confidence in management’s ability to execute has clearly been shaken.  Thus, given our lack of visibility into the ultimate resolution of these issues and their impact on VITC’s reputation, we are hard pressed to recommend the stock”- Leading Analyst
(5)
(1) As of May 24, 2010
(2) Based on Bloomberg consensus estimates as of
May 24, 2010
(3) As of March 31, 2010, per Vitacost.com Inc. 10-Q
• Vitacost currently trades at a significant discount to its peers based on a Firm Value / CY2010E EBITDA trading multiple
(8.9x vs. peer median multiple of 17.7x)
• Assuming Vitacost were to trade at the median peer multiple of 17.7x, that would imply a share price of $17.47, which is
82.2% higher than the closing share price of $9.59 on May 24, 2010
(4) Assumes 2.2 million options exercisable; as of
March 31, 2010
(5) Oppenheimer & Co. Inc.; permission to quote
neither sought nor obtained
Vitacost
CY2010E EBITDA $26.6
Median Peer Multiple 17.7x
Implied Firm Value $471.2
Less: Debt (3) ($9.6)
Plus: Cash and ST investments (3) 44.3
Plus: Option Strike Proceeds (4) 12.3
Equity Value $518.2
Total Fully Diluted Shares Outstanding (4) 29.7
Implied Share Price $17.47
Premium to current (%) 82.2%

16 Appendix Detailed profiles of Great Hill’s nominees • Christopher Gaffney (page 17) • Mark Jung (page 18) • Michael Kumin (page 19) • Jeffrey Stibel (page 20)

Nominee profile: Christopher Gaffney
Christopher Gaffney is one of the co-founders of Great Hill Partners, a Boston-based private equity firm with $2.7 billion under management focused on growth companies under $1 billion in enterprise value.  As a Managing Partner, he shares responsibility for the general management, investment policy, fund raising and investor relations at Great
Hill Partners.  He also continues to actively pursue new investments and manage portfolio companies.
Chris’s investing experience includes companies serving business services, online services, financial services, consumer services, publishing and information, IT services, telecommunications, logistics, education, insurance, cable and broadcasting.  He currently serves as a director for a diverse set of portfolio companies, including: LECG
Corporation (NASDAQ: XPRT); Jobing, Inc.; Central Security Group, Inc.; and Dental
Economics, LLC.  Chris has served on the boards of numerous public and private companies including Great Hill Partners’ portfolio companies: SmartMail, LLC;
BuscaPé, Inc.; and IGN Entertainment, Inc.  He has participated in the private equity business since 1986, serving as an Associate, Principal, and General Partner for
Media/Communications Partners, a predecessor organization to Great Hill.  Chris began his career as a commercial lending officer for the First National Bank of Boston in the specialized media lending unit.
Chris has a degree in Accounting and Economics summa cum laude from Boston
College. Chris currently serves on the Board of Trustees at The Wolf School, a special needs secondary school in Rhode Island.
• Co-Founder and Managing
Partner, Great Hill Partners
• Private equity investor since
1986; over 20 years
experience
• Has delivered
approximately $1 billion in
sales proceeds to investors
on Internet sector
investments since 2005
• Has served on Boards of
over 25 public and private
companies to date
• Current board participation:
LECG Corporation
(NASDAQ: XPRT); Jobing,
Inc.; Central Security
Group, Inc.; and Dental
Economics, LLC

Nominee profile: Mark Jung
• Prior CEO of VUDU, Inc.;
prior CEO of IGN
Entertainment, Inc; sold
company to News Corp. for
$650 million, creating $500
million of value in 24 months
• Current board participation:
Pioneers of the Inevitable
(dba Songbird) (open-source
customizable music player);
Playhaven (mobile gaming
community); 3PAR (NYSE:
PAR) (computer information
storage manufacturer); and
Metacafe (online short-form
original content video site)
Mark recently served as the CEO of VUDU, Inc., a privately-held Internet digital entertainment company that was subsequently acquired by Wal-Mart Stores, Inc.
(NYSE: WMT).  Prior to joining VUDU, Inc., Mark served as the Chief Executive Officer of IGN Entertainment, Inc. (NASDAQ: IGNX), an information, entertainment and
eCommerce destination for videogame and entertainment markets. From 2003 to 2005,
Mark grew IGN’s revenue and EBITDA approximately 300% and 1,000%, respectively.
In 2005, IGN Entertainment was acquired by News Corp. (NASDAQ: NWSA) for $650 million. After the acquisition, Mark joined the Fox Interactive Media unit of News Corp., serving as Chief Operating Officer.  Mark began his career at McKinsey & Company in
1983.
Mark currently serves as the Chairman of the Board of Pioneers of the Inevitable (dba
Songbird) and Playhaven.  He serves on the board of directors of 3PAR (NYSE: PAR),
Metacafe, League of American Orchestras and Right To Play. Mark is also a member of the Board of Governors of the San Francisco Symphony and a member of the
Golden Gate Chapter of Young Presidents Organization.
Mark received a Bachelor of Science in Electrical Engineering from Princeton University and an MBA from Stanford University.

Nominee profile: Michael Kumin
Michael Kumin is a partner at Great Hill Partners, a Boston-based private equity firm with $2.7 billion under management focused on growth companies under $1 billion in enterprise value. Michael focuses on originating and evaluating investment opportunities in the media, Internet, software, and business and consumer services sectors. Michael currently serves on the Board of Directors for Spark Networks, Inc.
(AMEX: LOV), a publicly-traded company, Evolve Media and Jobing, Inc.  Michael's prior board seats include BuscaPé.com, Inc., IGN Entertainment, Inc. and Action Media
Holdings, LLC.
Prior to joining Great Hill, Michael served as a co-founder and Executive Vice President of Creative Planet, Inc., a venture-backed information and technology company targeting the entertainment industry. Prior to forming Creative Planet, he served as an
Associate at Apollo Management, a $10 billion private investment partnership, where he worked with companies in a wide range of industries including media and communications, financial services and healthcare. He began his investing career as an analyst with Goldman Sachs' Whitehall funds, focusing on real estate and restructurings.
Michael received his Bachelor of Arts with honors from the Woodrow Wilson School of
Public & International Affairs at Princeton University.
• Partner, Great Hill Partners
• Has delivered approximately
$1 billion in sales proceeds to
investors on Internet sector
investments since 2005
• Began private equity career in
1994; formerly with Apollo
Management, a $10 billion
private investment partnership,
and Goldman Sachs
• Current board participation:
Spark Networks, Inc. (online
consumer subscription
services company; AMEX:
LOV); Evolve Media (privately-
held online consumer media
services company); and
Jobing, Inc. (online
recruitment)

Nominee profile: Jeffrey Stibel
Jeffrey Stibel currently serves as the CEO of the consulting firm Stibel Solutions. Jeffrey is an entrepreneur and business executive that has helped to start and to grow a number of publicly-traded and private companies.  He was previously CEO of Interland
(NASDAQ: INLD), where he successfully grew the company’s market capitalization approximately 400%.  Interland changed its name to Web.com, Inc. (NASDAQ:
WWWW) in 2006, and was later acquired by Website Pros (NASDAQ: WSPI; now known as Web.com Group, Inc. trading on the NASDAQ under the symbol WWWW) in
September 2007 for $127 million.
Prior to Web.com, Inc., Jeffrey was General Manager and SVP at United Online
(NASDAQ: UNTD), a technology company that owns and operates leading web services, including NetZero, Juno, and Classmates.com.  During his tenure, United
Online grew revenue approximately 700%. Prior to United Online, Stibel founded
Simpli.com, a search engine marketing company he sold to NetZero for $24 million and which is currently owned by ValueClick (NASDAQ: VCLK).
Jeffrey currently serves on the board of directors for Autobytel (NASDAQ: ABTL), an automotive marketing services company, and several private companies, including
BrainGate, a technology company; The Search Agency, an Internet company; and
EdgeCast Networks, Inc., an Internet company. He also serves on the Board of Brown
University’s Entrepreneurship Program and Tufts University’s Gordon Center for
Leadership.
Jeffrey currently writes for Harvard Business School Publishing and has authored numerous articles and books on a variety of subjects.  In 2009, Jeffrey authored his first book,
Wired for
Thought,
which was recently published by Harvard Business School
Press. He is the named inventor on the U.S. patent for search engine interfaces.  Jeffrey studied business at MIT’s Sloan School and received his Master's degree from Brown
University where he was the recipient of the Brain and Behavior Fellowship.
• Executive-level
experience at
numerous public
companies, including
Interland, Web.com,
Inc. and United Online
• Founded and
subsequently sold
Simpli.com, a search
engine marketing
company to NetZero for
$24 million
• Current board
participation: Autobytel
(NASDAQ: ABTL);
BrainGate; The Search
Agency; and EdgeCast
Networks, Inc.